Exhibit 10.14

SPIRIT OF TEXAS BANCSHARES, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into by and between Spirit of Texas Bancshares, Inc., a Texas corporation (the “Company”), and _________________ (the “Participant”) on this the _____ day of __________, 20___.

W I T N E S S E T H:

1. Grant of Restricted Stock. The Company hereby grants (the “Grant”) to the Participant, subject to the terms and conditions herein set forth, [number] restricted shares of its common stock, par value $___ per share (each a “Share” and collectively, the “Restricted Stock”).

2. Terms and Conditions. It is understood and agreed that the Shares are granted to the Participant and this Agreement entered into pursuant to the ST Financial Group, Inc. 2017 Stock Incentive Plan (as amended, the “Plan”) and are subject to and limited by the provisions of the Plan and the following terms and conditions:

(a) Restrictions. Until the restrictions contained herein and in the Plan have lapsed as to all or a portion of the Shares specified in such restriction, the Shares shall not be sold, transferred or otherwise disposed of (whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise) and shall not be pledged, assigned or otherwise hypothecated or encumbered, nor shall they be delivered to the Participant. The term “Vest” (and any derivatives thereof such as “Vesting” or “Vested”) as used in this Agreement means the lapsing of the restrictions contained in this Agreement or the Plan with respect to the Shares or a specified portion of the Shares as provided herein and in the Plan.

(b) Purchase Price. The purchase price payable by the Participant for the Shares shall be Zero Dollars ($0.00) per share.

(c) Vesting. The Shares shall Vest as follows:

(1) [number] Shares on [date that is one year after original grant], provided the Participant is then, and since the date of Grant has continuously been, employed by the Company or a Subsidiary.

(2) [number] Shares on [date that is two years after original grant], provided the Participant is then, and since the date of Grant has continuously been, employed by the Company or a Subsidiary.

(3) [number] Shares on [date that is three years after original grant], provided the Participant is then, and since the date of Grant has continuously been, employed by the Company or a Subsidiary.

(4) [Describe any other vesting terms.].

(d) Change in Control. The Participant’s rights to unvested Shares of Restricted Stock upon a Change in Control will be determined in accordance with the terms of the Plan.

(e) Effect of a Termination of Employment.

(1) If the Participant’s employment with the Company is terminated for any reason prior to the Vesting of any Shares then held by the Participant, such unvested Shares shall thereupon be forfeited immediately by the Participant and returned to the Company.

(2) The Participant hereby (i) irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, and (ii) agrees to sign such documents and take such actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

3. Compliance with Laws and Regulations. This Agreement and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

4. Legend. Any certificates representing unvested Shares shall be issued in the name of the Participant and held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested Shares) shall contain the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SPIRIT OF TEXAS BANCSHARES, INC., COPIES OF WHICH ARE ON FILE IN THE SPIRIT OF TEXAS BANCSHARES, INC.

As soon as practicable following the Vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned, subject to the payment of any withholding taxes due in connection with such Vesting. The Participant shall have the right to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan. Notwithstanding the foregoing, the Company shall retain custody of all cash, securities or other property distributed by the Company in respect of the Restricted Stock (“Retained Distributions”) subject to the restrictions set forth in this Agreement and such Retained Distributions shall be subject to the same restrictions on terms and conditions as are applicable to such Restricted Stock.

5. Withholding. Upon the Vesting of any shares of Restricted Stock, the Company shall withhold an amount sufficient to satisfy any federal, state and local tax withholding requirements in the form of shares of Stock, unless the Participant makes alternate withholding arrangements with the Company. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment”, the number of shares of Stock having a Fair Market Value equal to the minimum statutory withholding requirements but in no event shall such withholding exceed the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold shares of Stock or permit a Participant to elect to have withheld from a Share Payment, the number of shares of Stock having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements, provided that withholding shares of Stock with a Fair Market Value in excess of the minimum statutory withholding requirements will not result in a Stock Incentive otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718. The term “Share Payment” shall mean the issuance or delivery of shares of Stock upon the grant, vesting, exercise or settlement of a Stock Incentive, as the case may be

6. Participant Bound by Plan. The Grant is subject to and the Participant agrees to be bound by all of the terms and provisions of the Plan. The terms that are defined in the Plan shall have the same meanings when used herein, except where the context clearly requires otherwise. A copy of the Plan is attached hereto and made a part hereof as if fully set out herein.

7. General. This Agreement shall be construed and interpreted according to the laws of the State of Texas. The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either party. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. This Agreement shall not be amended or modified except in writing and executed by the parties hereto; provided, however that the Committee may from time to time modify or amend this Agreement and the terms of the Grant in accordance with the terms of the Plan.

8. Acknowledgment. Participant acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that Participant is familiar with the terms and provisions thereof. Participant agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee on any questions arising under the Plan.

9. No Right to Continued Employment. Nothing contained in the Plan or in this Agreement shall confer on the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause, notwithstanding the Restricted Stock awarded to the Participant may be forfeited.

[Execution Page follows]

EXECUTION PAGE

IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed by a duly authorized officer of the Company and the Participant has executed this Agreement, in each case as of the date first written above.

SPIRIT OF TEXAS BANCSHARES, INC.

By:
Title:

PARTICIPANT:

[name]

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